UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 6, 2005
                                                  (December 5, 2005)




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

         Delaware                                              62-1040440
 (State or other jurisdiction                                (IRS employer
     of incorporation)                                      identification No.)
                                    000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01.     Entry into a Material Definitive Agreement.

On December 5, 2005, Delta and Pine Land Company and certain of its subsidiaries (the "Company") and Bank of America, N.A. (the "Bank") agreed to an extension of the unsecured $75 million credit agreement (the "Credit Agreement") that was initially entered into on April 15, 2005. The Credit Agreement, originally set to expire on July 31, 2006, now expires on July 31, 2007, at which time all outstanding amounts under the Credit Agreement will be due and payable, subject to the Company's right to request a one-year extension and the Bank's acceptance of that request. The terms and conditions of the newly extended credit agreement are essentially the same as those in the original credit agreement.

As of the date hereof, there are no loans outstanding under the Credit
Agreement.















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     December 6, 2005                          /s/ R. D. Greene
                                                    ----------------
                                                    R. D. Greene,
                                                    Senior Vice President